Exhibit 99.2

News Release

Date:	Tuesday, May 5, 2010

Contact:	Mike Mayer, CEO
828-697-3101

Release Date:	For Immediate Release

1ST FINANCIAL SERVICES COPRORATION ANNOUNCES HOLLY SCHREIBER AS NEW CFO

HENDERSONVILLE, N.C./ May 5/ PRNewswire 1st Financial Services Corporation (the “Company”), Hendersonville, North Carolina (OTCBB: FFIS), the parent company of Mountain 1st Bank and Trust Company (the “Bank”), has announced that Holly L. Schreiber has joined the Company as Chief Financial Officer. According to Mike Mayer, CEO, “Holly brings a unique breadth and depth of experience to our team with over 24 years in banking and financial accounting related experience. We are excited that she has joined our Mountain 1st family.”

About 1st Financial Services Corporation

Formed in May 2008, 1st Financial Services Corporation is the parent company of Mountain 1st Bank & Trust Company, and is currently traded on the Over The Counter Bulletin Board under the symbol FFIS. Established in May of 2004, with approximately $800 million in assets, Mountain 1st Bank and Trust’s more than 170 employees serve nine counties in western North Carolina through 14 full service branches. For more information, visit www.mountain1st.com.

Disclosures About Forward Looking Statements

This press release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of the Bank’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to revise or update these statements following the date of this press release.

101 Jack Street

Hendersonville, NC 28792

828-697-3100